UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

British American Tobacco p.l.c.
(Exact name of registrant as specified in its charter)

England and Wales	98-0207762

(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Global House
4 Temple Place
London WC2R 2PG
United Kingdom

(Address of principal executive offices)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.764% Notes due 2022	New York Stock Exchange
3.222% Notes due 2024	New York Stock Exchange
3.557% Notes due 2027	New York Stock Exchange
4.390% Notes due 2037	New York Stock Exchange
4.540% Notes due 2047	New York Stock Exchange
Floating Rate Notes due 2020	New York Stock Exchange
Floating Rate Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:  None.

TABLE OF CO-REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code of Registrant’s Principal Executive Offices
B.A.T Capital Corporation	Delaware	61-0986865	103 Foulk Road Suite 120 Wilmington, Delaware 19803 U.S.A.
British American Tobacco Holdings (The Netherlands) B.V.	The Netherlands	Not applicable	Handelsweg 53A 1181 ZA Amstelveen The Netherlands +31 (0)20 540 6911
B.A.T. International Finance p.l.c.	England and Wales	98-0402606	Globe House 4 Temple Place London WC2R 2PG United Kingdom
B.A.T. Netherlands Finance B.V.	The Netherlands	Not Applicable	Handelsweg 53A 1181 ZA Amstelveen The Netherlands
Reynolds American Inc.	North Carolina	20-0546644	401 North Main Street Winston-Salem, North Carolina 27101 U.S.A.

*	B.A.T Capital Corporation is the issuer of the Notes being registered hereunder. The other listed registrants are guarantors of the Notes.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

A description of the securities to be registered hereunder is included in the registrant’s Registration Statement on Form F-4 (File No. 333-227658), which the registrant filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2018 and is incorporated by reference herein to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information set forth in the sections captioned “Description of the Exchange Notes and the Guarantees”, “Material Tax Considerations”, ‘Book-Entry, Delivery and Form of Securities” and “Certain ERISA Considerations” in the registrant’s Registration Statement on Form F-4 (File No. 333-227658) filed with the Commission on October 22, 2018 are each incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement.

4.1
Indenture, dated August 15, 2017, by and among B.A.T Capital Corporation, the Guarantors party thereto, Wilmington Trust, National Association as trustee, and Citibank, N.A., London Branch as authentication agent, paying agent, transfer agent, registrar and calculation agent (incorporated by reference to Exhibit 2.4 to BAT’s Annual Report on Form 20-F for the year ended December 31, 2017 filed on March 15, 2018).

4.2
Supplemental Indenture No. 1, dated as of September 28, 2018, among British American Tobacco p.l.c. and certain of its subsidiaries as guarantors, and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to BAT’s Registration Statement on Form F-4 (File No. 333-227658) filed with the Commission on October 22, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRITISH AMERICAN TOBACCO P.L.C.

Date: February 20, 2020	By:	/s/ T. Marroco
Name: T. Marroco
Title: Director

B.A.T CAPITAL CORPORATION

Date: February 20, 2020	By:	/s/ N. Wadey
Name: N. Wadey
Title: Director

BRITISH AMERICAN TOBACCO HOLDINGS (THE NETHERLANDS) B.V.

Date: February 20, 2020	By:	/s/ HMJ Lina
Name: HMJ Lina
Title: Director

Date: February 20, 2020	By:	/s/ JEP Bollen
Name: JEP Bollen
Title: Director

B.A.T. INTERNATIONAL FINANCE P.L.C.

Date: February 20, 2020	By:	/s/ N. Wadey
Name: N. Wadey
Title: Director

B.A.T. NETHERLANDS FINANCE B.V.

Date: February 20, 2020	By:	/s/ HMJ Lina
Name: HMJ Lina
Title: Director

Date: February 20, 2020	By:	/s/ JEP Bollen
Name: JEP Bollen
Title: Director

REYNOLDS AMERICAN INC.

Date: February 20, 2020	By:	/s/ John R. Whitener
Name: John R. Whitener
Title: SVP Controller - Finance & Accounting and Treasurer

[Signature page to Form 8-A]

EXHIBIT INDEX

4.1
Indenture, dated August 15, 2017, by and among B.A.T Capital Corporation, the Guarantors party thereto, Wilmington Trust, National Association as trustee, and Citibank, N.A., London Branch as authentication agent, transfer agent, registrar, calculation agent.

4.2
Supplemental Indenture No. 1, dated as of September 28, 2018, among British American Tobacco p.l.c. and certain of its subsidiaries as guarantors, and Wilmington Trust, National Association, as Trustee.